EXHIBIT 99.1

News Release

For Immediate Release	Contact: W. Mark Tatterson
October 26, 2017	Chief Financial Officer
(800) 445-1347 ext. 8716

United Bankshares, Inc. Announces Earnings

for the Third Quarter and First Nine Months of 2017

WASHINGTON, D.C. and CHARLESTON, WV—United Bankshares, Inc. (NASDAQ: UBSI), today reported earnings for the third quarter and the first nine months of 2017. Earnings for the third quarter of 2017 were $56.7 million or $0.54 per diluted share, as compared to earnings of $41.5 million or $0.54 per diluted share for the third quarter of 2016. Earnings for the first nine months of 2017 were $132.6 million or $1.39 per diluted share as compared to earnings of $108.0 million or $1.48 per diluted share for the first nine months of 2016.

Third quarter of 2017 results produced an annualized return on average assets of 1.19% and an annualized return on average equity of 6.89%, respectively. For the first nine months of 2017, United’s return on average assets was 1.03% while the return on average equity was 6.22%. United’s annualized returns on average assets and average equity were 1.17% and 8.10%, respectively, for the third quarter of 2016 while the returns on average assets and average equity were 1.10% and 7.73%, respectively, for the first nine months of 2016.

“We are pleased to announce record earnings of almost $57 million for the third quarter of 2017,” stated Richard M. Adams, United’s Chairman of the Board and Chief Executive Officer. “In addition, our return on average assets of 1.19% for the quarter compares very favorably to United’s Federal Reserve peer group’s most recently reported return on average assets of 0.96%.”

On April 21, 2017, United completed its acquisition of Cardinal Financial Corporation (Cardinal) of Tysons Corner, Virginia. On June 3, 2016, United completed its acquisition of Bank of Georgetown of Washington, D.C. Both the results of operations of Cardinal and Bank of Georgetown are included in the consolidated results of operations from their respective dates of acquisition. As a result of the Cardinal acquisition, the third quarter and first nine months of 2017 were impacted by increased levels of average balances, income, and expense as compared to the third quarter and first nine months of 2016 which were impacted by increased levels of average balances, income, and expense due to the Bank of Georgetown acquisition. In addition, the third quarter and first nine months of 2017 included $532 thousand and $25.0 million, respectively, of merger-related expenses from the Cardinal acquisition. The third quarter and first nine months of 2016 included $924 thousand and $5.6 million, respectively, of merger-related expenses due to the Bank of Georgetown acquisition.

United Bankshares, Inc. Announces…

October 26, 2017

Page Two

Net interest income for the third quarter of 2017 was $150.3 million, which was an increase of $39.2 million or 35% from the third quarter of 2016. The $39.2 million increase in net interest income occurred because total interest income increased $48.4 million while total interest expense only increased $9.2 million from the third quarter of 2016. Tax-equivalent net interest income, which adjusts for the tax-favored status of income from certain loans and investments, for the third quarter of 2017 was $152.4 million, an increase of $39.7 million or 35% from the third quarter of 2016 due mainly to an increase in average earning assets from the Cardinal acquisition. Average earning assets for the third quarter of 2017 increased $4.0 billion or 32% from the third quarter of 2016 due mainly to a $3.2 billion or 31% increase in average net loans. Average short-term investments increased $436.7 million or 54% while average investment securities increased $360.3 million or 25%. The third quarter of 2017 average yield on earning assets increased 22 basis points from the third quarter of 2016 due to additional loan accretion of $7.7 million on acquired loans and higher market interest rates. Partially offsetting the increases to tax-equivalent net interest income for the third quarter of 2017 was an increase of 19 basis points in the average cost of funds as compared to the third quarter of 2016 due to the higher market interest rates. The net interest margin of 3.65% for the third quarter of 2017 was an increase of 9 basis points from the net interest margin of 3.56% for the third quarter of 2016.

Net interest income for the first nine months of 2017 was $394.1 million, which was an increase of $82.1 million or 26% from the first nine months of 2016. The $82.1 million increase in net interest income occurred because total interest income increased $102.6 million while total interest expense only increased $20.5 million from the first nine months of 2016. Tax-equivalent net interest income for the first nine months of 2017 was $400.3 million, an increase of $83.7 million or 26% from the first nine months of 2016. This increase in tax-equivalent net interest income was primarily attributable to an increase in average earning assets from the Cardinal acquisition. Average earning assets increased $3.5 billion or 30% from the first nine months of 2016 as average net loans increased $2.5 billion or 26% for the first nine months of 2017. Average investment securities increased $340.9 million or 26%. Partially offsetting the increases to tax-equivalent net interest income for the first nine months of 2017 was an increase of 15 basis points in the average cost of funds as compared to the first nine months of 2016 due to higher market interest rates. In addition, the first nine months of 2017 average yield on earning assets decreased a basis point from the first nine months of 2016 due to the replacement of maturing higher-yielding investment securities with those at a lower current interest rate despite an increase of $11.6 million from accretion on acquired loans. The net interest margin of 3.52% for the first nine months of 2017 was a decrease of 10 basis points from the net interest margin of 3.62% for the first nine months of 2016.

On a linked-quarter basis, net interest income for the third quarter of 2017 increased $14.0 million or 10% from the second quarter of 2017. The $14.0 million increase in net interest income occurred because total interest income increased $16.6 million while total interest expense only increased $2.6 million from the second quarter of 2017. United’s tax-equivalent net interest income for the third quarter of 2017 increased $13.6 million or 10% due mainly to increases in the average yield on and the average balance of earning assets. The third quarter of 2017 average yield on earning assets increased 25 basis points from the second quarter of 2017 due to additional loan accretion of $5.5 million on acquired loans. Average earning assets increased $426.5 million or 3% for the linked-quarter due to the Cardinal acquisition. Average net loans increased $492.6 million or 4% while average investment securities increased $40.6 million or 2%. Average short-term investments decreased $106.8 million or 8%. Partially offsetting the increases to tax-equivalent net interest income for the third quarter of 2017 was an increase of 7 basis points in the average cost of funds as compared to the second quarter of 2017 due to higher market interest rates. The net interest margin of 3.65% for the third quarter of 2017 was an increase of 21 basis points from the net interest margin of 3.44% for the second quarter of 2017.

United Bankshares, Inc. Announces…

October 26, 2017

Page Three

For the quarters ended September 30, 2017 and 2016, the provision for loan losses was $7.3 million and $7.0 million, respectively, while the provision for the first nine months of 2017 was $21.4 million as compared to $18.7 million for the first nine months of 2016. Net charge-offs were $5.3 million and $19.3 million for the third quarter and first nine months of 2017, respectively, as compared to $6.8 million and $21.8 million for the third quarter and first nine months of 2016, respectively. Annualized net charge-offs as a percentage of average loans were 0.16% and 0.21% for the third quarter and first nine months of 2017, respectively.

Noninterest income for the third quarter of 2017 was $38.2 million, which was an increase of $19.2 million or 101% from the third quarter of 2016. The increase was due mainly to an increase of $19.4 million in income from mortgage banking activities due to increased production and sales of mortgage loans in the secondary market. As part of the Cardinal acquisition, United acquired Cardinal’s mortgage banking subsidiary, George Mason Mortgage, LLC (George Mason). George Mason is the largest locally headquartered home mortgage lender in the D.C. Metro region with offices located in Virginia, Maryland, North Carolina, South Carolina and the District of Columbia. Partially offsetting this increase was a decrease of $1.1 million in income from bank-owned insurance policies due to death benefits recorded during the third quarter of 2016.

Noninterest income for the first nine months of 2017 was $98.9 million, which was an increase of $45.5 million or 85% from the first nine months of 2016. Once again, the increase was mainly due to increased production and sales of mortgage loans in the secondary market as a result of the acquisition of Cardinal and its mortgage banking subsidiary, George Mason. Income from mortgage banking activities for the first nine months of 2017 increased $41.1 million from the first nine months of 2016. Also, net gains on the sales, calls and redemption of investment securities for the first nine months of 2017 increased $5.0 million from the first nine months of 2016 due mainly to a net gain of $3.8 million on the redemption of an investment security during the first quarter of 2017. Partially offsetting these increases was a decrease of $1.0 million in income from bank-owned insurance policies due to death benefits recorded during the first nine months of 2016.

On a linked-quarter basis, noninterest income for the third quarter of 2017 decreased $2.3 million or 6% from the second quarter of 2017 due mainly to a decline of $2.2 million in income from mortgage banking activities despite increased production and sales of mortgage loans in the secondary market. The decline was due mainly to the impact of Accounting Standards Codification (ASC) 815 “Derivatives and Hedging” (ASC 815-10-S99-1), formerly Staff Accounting Bulletin (SAB) 109, accounting requirement to record unrealized gains associated with George Mason’s locked mortgage loan pipeline which creates a timing difference in the recognition of income as the loans are sold. The impact of ASC 815-10-S99-1 resulted in a decline of $4.5 million in income for the third quarter of 2017 versus an increase of $1.0 million in income for the second quarter of 2017.

Noninterest expense for the third quarter of 2017 was $96.7 million, an increase of $33.9 million or 54% from the third quarter of 2016 due mainly to the additional employees and branch offices from the Cardinal acquisition as most major categories of noninterest expense showed increases. In particular, employee compensation increased $20.1 million, employee benefits increased $2.1 million, net occupancy expenses increased $2.4 million, and data processing expense increased $1.7 million. In addition, other real estate owned (OREO) expense increased $1.4 million due to declines in the fair value of OREO properties.

United Bankshares, Inc. Announces…

October 26, 2017

Page Four

Noninterest expense for the first nine months of 2017 was $271.6 million, an increase of $85.9 million or 46% from the first nine months of 2016 due mainly to the additional employees and branch offices from the Cardinal acquisition. Employee compensation increased $54.1 million which includes an increase of $12.1 million in merger severance charges. Otherwise, employee compensation increased due to higher employee incentives and commissions expense mainly related to the mortgage banking production of George Mason. Employee benefits increased $6.0 million, net occupancy expenses increased $9.1 million which includes an increase of $4.4 million for the termination of leases and a reduction in value of leasehold improvements for closed offices and data processing expense increased $4.0 million which included a contract termination penalty of $525 thousand. In addition, other merger-related expenses increased $3.0 million.

On a linked-quarter basis, noninterest expense for the third quarter of 2017 decreased $15.5 million or 14% from the second quarter of 2017 generally due to a decline of $22.6 million in merger-related expenses. Partially offsetting this decrease was an increase in OREO expense of $2.2 million due to declines in the fair value of OREO properties.

For the third quarter of 2017, income tax expense was $27.8 million as compared to $18.8 million for the third quarter of 2016. This increase was mainly due to higher earnings and a higher effective tax rate as the result of a reduction in the income tax expense for the third quarter of 2016 due to an increase in United’s deferred tax rate. For the first nine months of 2017, income tax expense was $67.4 million as compared to $53.1 million for the first nine months of 2016 due to higher earnings and a higher effective tax rate. On a linked-quarter basis, income tax expense increased $8.5 million due to higher earnings partially offset by a decline in the effective tax rate due to the Cardinal acquisition. United’s effective tax rate was approximately 32.9% for the third quarter of 2017, 34.25% for the second quarter of 2017 and 31.2% for the third quarter of 2016. For the first nine months of 2017 and 2016, United’s effective tax rate was approximately 33.7% and 33.0%, respectively.

United’s asset quality continues to be sound. At September 30, 2017, nonperforming loans were $168.4 million, or 1.28% of loans, net of unearned income as compared to nonperforming loans of $113.3 million, or 1.10% of loans, net of unearned income, at December 31, 2016. As of September 30, 2017, the allowance for loan losses was $74.9 million or 0.57% of loans, net of unearned income, as compared to $72.8 million or 0.70% of loans, net of unearned income, at December 31, 2016. Total nonperforming assets of $195.2 million, including OREO of $26.8 million at September 30, 2017, represented 1.02% of total assets as compared to nonperforming assets of $144.8 million or 1.00% of total assets at December 31, 2016.

United continues to be well-capitalized based upon regulatory guidelines. United’s estimated risk-based capital ratio is 14.3% at September 30, 2017 while its estimated Common Equity Tier 1 capital, Tier 1 capital and leverage ratios are 12.0%, 12.0% and 10.1%, respectively. The regulatory requirements for a well-capitalized financial institution are a risk-based capital ratio of 10.0%, a Common Equity Tier 1 capital ratio of 6.5%, a Tier 1 capital ratio of 8.0% and a leverage ratio of 5.0%.

United Bankshares, Inc. Announces…

October 26, 2017

Page Five

During the third quarter of 2017, United’s Board of Directors declared a cash dividend of $0.33 per share. United has increased its dividend to shareholders for 43 consecutive years. United is one of only two major banking companies in the USA to have achieved such a record.

United has consolidated assets of approximately $19.1 billion with 144 full service offices in West Virginia, Virginia, Maryland, Ohio, Pennsylvania and Washington, D.C. United Bankshares stock is traded on the NASDAQ Global Select Market under the quotation symbol “UBSI”.

Cautionary Statements

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its September 30, 2017 consolidated financial statements on Form 10-Q. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of September 30, 2017 and will adjust amounts preliminarily reported, if necessary.

Use of non-GAAP Financial Measures

This press release contains certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”). Generally, United has presented these “non-GAAP” financial measures because it believes that these measures provide meaningful additional information to assist in the evaluation of United’s results of operations or financial position. Presentation of these non-GAAP financial measures is consistent with how United’s management evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the banking industry.

Specifically, this press release contains certain references to financial measures identified as tax-equivalent (FTE) net interest income, tangible equity and tangible book value per share. Management believes these non-GAAP financial measures to be helpful in understanding United’s results of operations or financial position.

Net interest income is presented in this press release on a tax-equivalent basis. The tax-equivalent basis adjusts for the tax-favored status of income from certain loans and investments. Although this is a non-GAAP measure, United’s management believes this measure is more widely used within the financial services industry and provides better comparability of net interest income arising from taxable and tax-exempt sources. United uses this measure to monitor net interest income performance and to manage its balance sheet composition. The tax-equivalent adjustment combines amounts of interest income on federally nontaxable loans and investment securities using the statutory federal income tax rate of 35%.

Tangible common equity is calculated as GAAP total shareholders’ equity minus total intangible assets. Tangible common equity can thus be considered the most conservative valuation of the company. Tangible common equity is also presented on a per common share basis. Management provides these amounts to facilitate the understanding of as well as to assess the quality and composition of United’s capital structure. By removing the effect of intangible assets that result from merger and acquisition activity, the “permanent” items of common equity are presented. These two measures, along with others, are used by management to analyze capital adequacy.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as reconciliation to that comparable GAAP financial measure can be found in the attached financial information tables to this press release. Investors should recognize that United’s presentation of these non-GAAP financial measures might not be comparable to similarly titled measures at other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and United strongly encourages a review of its condensed consolidated financial statements in their entirety.

Forward-Looking Statements

This press release contains certain forward-looking statements, including certain plans, expectations, goals and projections, which are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature and extent of governmental actions and reforms; and rapidly changing technology and evolving banking industry standards.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

FINANCIAL SUMMARY

(In Thousands Except for Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30 2017	September 30 2016	September 30 2017	September 30 2016
EARNINGS SUMMARY:
Interest income	$171,583	$123,137	$447,288	$344,720
Interest expense	21,307	12,068	53,147	32,642

Net interest income	150,276	111,069	394,141	312,078
Provision for loan losses	7,279	6,988	21,429	18,690
Noninterest income	38,229	19,021	98,881	53,380
Noninterest expenses	96,652	62,777	271,631	185,688

Income before income taxes	84,574	60,325	199,962	161,080
Income taxes	27,836	18,846	67,356	53,103

Net income	$56,738	$41,479	$132,606	$107,977

PER COMMON SHARE:
Net income:
Basic	$0.54	$0.54	$1.39	$1.49
Diluted	0.54	0.54	1.39	1.48
Cash dividends	$0.33	$0.33	0.99	0.99
Book value			31.09	26.54
Closing market price			$37.15	$37.67
Common shares outstanding:
Actual at period end, net of treasury shares			104,983,126	76,439,173
Weighted average – basic	104,760,153	76,218,573	95,040,664	72,413,246
Weighted average – diluted	105,068,122	76,647,773	95,450,626	72,746,363

FINANCIAL RATIOS:
Return on average assets	1.19%	1.17%	1.03%	1.10%
Return on average shareholders’ equity	6.89%	8.10%	6.22%	7.73%
Average equity to average assets	17.25%	14.38%	16.58%	14.24%
Net interest margin	3.65%	3.56%	3.52%	3.62%

	September 30 2017	September 30 2016	December 31 2016	June 30 2017
PERIOD END BALANCES:
Assets	$19,129,978	$14,344,696	$14,508,892	$19,035,600
Earning assets	16,751,643	12,789,305	12,939,508	16,657,280
Loans, net of unearned income	13,140,468	10,435,763	10,341,137	13,392,478
Loans held for sale	315,031	10,957	8,445	339,403
Investment securities	1,836,725	1,462,566	1,403,638	1,790,487
Total deposits	13,875,297	10,578,332	10,796,867	13,971,221
Shareholders’ equity	3,263,843	2,028,679	2,235,747	3,237,421

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income

	Three Months Ended				Year to Date
	September 2017	September 2016	June 2017	March 2017	September 2017	September 2016
Interest & Loan Fees Income (GAAP)	$171,583	$123,137	$154,947	$120,758	$447,288	$344,720
Tax equivalent adjustment	2,092	1,556	2,512	1,564	6,168	4,562

Interest & Fees Income (FTE) (non-GAAP)	173,675	124,693	157,459	122,322	453,456	349,282
Interest Expense	21,307	12,068	18,702	13,138	53,147	32,642

Net Interest Income (FTE) (non-GAAP)	152,368	112,625	138,757	109,184	400,309	316,640

Provision for Loan Losses	7,279	6,988	8,251	5,899	21,429	18,690

Non-Interest Income:
Fees from trust & brokerage services	5,052	4,891	4,745	4,886	14,683	14,552
Fees from deposit services	8,744	8,306	8,528	7,706	24,978	24,669
Bankcard fees and merchant discounts	1,332	1,551	1,216	884	3,432	3,754
Other charges, commissions, and fees	535	500	521	477	1,533	1,725
Income from bank owned life insurance	1,403	2,541	1,258	1,217	3,878	4,913
Mortgage banking income	20,385	982	22,537	675	43,597	2,499
Other non-interest revenue	311	249	954	361	1,626	1,050
Net other-than-temporary impairment losses	0	0	(16)	(44)	(60)	(33)
Net gains on sales/calls of investment securities	467	1	763	3,984	5,214	251

Total Non-Interest Income	38,229	19,021	40,506	20,146	98,881	53,380

Non-Interest Expense:
Employee compensation	44,308	24,213	55,461	23,471	123,240	69,123
Employee benefits	9,578	7,483	10,329	7,465	27,372	21,380
Net occupancy	9,364	6,919	13,913	6,784	30,061	20,945
Data processing	5,597	3,857	5,331	4,043	14,971	11,004
Amortization of intangibles	2,240	1,122	2,093	1,048	5,381	2,786
OREO expense	2,713	1,342	524	1,414	4,651	4,654
FDIC expense	1,540	2,086	1,771	1,751	5,062	6,341
Other expenses	21,312	15,755	22,715	16,866	60,893	49,455

Total Non-Interest Expense	96,652	62,777	112,137	62,842	271,631	185,688

Income Before Income Taxes (FTE) (non-GAAP)	86,666	61,881	58,875	60,589	206,130	165,642

Tax equivalent adjustment	2,092	1,556	2,512	1,564	6,168	4,562

Income Before Income Taxes (GAAP)	84,574	60,325	56,363	59,025	199,962	161,080

Taxes	27,836	18,846	19,304	20,216	67,356	53,103

Net Income	$56,738	$41,479	$37,059	$38,809	$132,606	$107,977

MEMO: Effective Tax Rate	32.91%	31.24%	34.25%	34.25%	33.68%	32.97%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Balance Sheets

	September 30 2017 Q-T-D Average	September 30 2016 Q-T-D Average	September 30 2017	December 31 2016	September 30 2016
Cash & Cash Equivalents	$1,443,491	$985,466	$1,747,037	$1,434,527	$1,118,506

Securities Available for Sale	1,612,335	1,280,729	1,649,634	1,259,214	1,311,220
Held to Maturity Securities	20,353	33,969	20,335	33,258	33,971
Other Investment Securities	159,945	117,687	166,756	111,166	117,375

Total Securities	1,792,633	1,432,385	1,836,725	1,403,638	1,462,566

Total Cash and Securities	3,236,124	2,417,851	3,583,762	2,838,165	2,581,072

Loans held for sale	294,971	9,862	315,031	8,445	10,957

Commercial Loans	10,111,213	7,909,779	9,943,254	7,783,478	7,899,253
Mortgage Loans	2,488,671	1,951,862	2,475,092	1,938,707	1,952,598
Consumer Loans	730,798	575,140	738,508	634,534	599,811

Gross Loans	13,330,682	10,436,781	13,156,854	10,356,719	10,451,662

Unearned income	(17,720)	(16,194)	(16,386)	(15,582)	(15,899)

Loans, net of unearned income	13,312,962	10,420,587	13,140,468	10,341,137	10,435,763

Allowance for Loan Losses	(73,031)	(71,493)	(74,926)	(72,771)	(72,657)

Goodwill	1,484,488	866,477	1,487,607	863,767	867,311
Other Intangibles	52,649	25,496	47,526	22,954	24,112

Total Intangibles	1,537,137	891,973	1,535,133	886,721	891,423

Other Real Estate Owned	27,889	34,362	26,826	31,510	32,202
Other Assets	591,733	456,427	603,684	475,685	465,936

Total Assets	$18,927,785	$14,159,569	$19,129,978	$14,508,892	$14,344,696

MEMO: Interest-earning Assets	$16,574,277	$12,601,422	$16,751,643	$12,939,508	$12,789,305

Interest-bearing Deposits	$9,837,967	$7,255,184	$9,741,278	$7,625,026	$7,327,877
Noninterest-bearing Deposits	4,036,653	3,105,273	4,134,019	3,171,841	3,250,455

Total Deposits	13,874,620	10,360,457	13,875,297	10,796,867	10,578,332

Short-term Borrowings	325,631	519,807	492,036	209,551	467,159
Long-term Borrowings	1,364,417	1,171,599	1,364,246	1,172,026	1,172,504

Total Borrowings	1,690,048	1,691,406	1,856,282	1,381,577	1,639,663

Other Liabilities	97,575	71,670	134,556	94,701	98,022

Total Liabilities	15,662,243	12,123,533	15,866,135	12,273,145	12,316,017

Preferred Equity	—	—	—	—	—
Common Equity	3,265,542	2,036,036	3,263,843	2,235,747	2,028,679

Total Shareholders’ Equity	3,265,542	2,036,036	3,263,843	2,235,747	2,028,679

Total Liabilities & Equity	$18,927,785	$14,159,569	$19,129,978	$14,508,892	$14,344,696

MEMO: Interest-bearing Liabilities	$11,528,015	$8,946,590	$11,597,560	$9,006,603	$8,967,540

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended				Year to Date
	September 2017	September 2016	June 2017	March 2017	September 2017	September 2016
Quarterly/Year-to-Date Share Data:
Earnings Per Share:
Basic	$0.54	$0.54	$0.37	$0.48	$1.39	$1.49
Diluted	$0.54	$0.54	$0.37	$0.48	$1.39	$1.48
Common Dividend Declared Per Share:	$0.33	$0.33	$0.33	$0.33	$0.99	$0.99

High Common Stock Price	$40.45	$39.71	$42.60	$47.30	$47.30	$40.18
Low Common Stock Price	$31.70	$35.91	$37.45	$39.45	$31.70	$32.22

Average Shares Outstanding (Net of Treasury Stock):
Basic	104,760,153	76,218,573	99,197,807	80,902,368	95,040,664	72,413,246
Diluted	105,068,122	76,647,773	99,620,045	81,306,540	95,450,626	72,746,363

Memorandum Items:

Tax Applicable to Security Sales/Calls	$173	$0	$282	$1,474	$1,929	$91

Common Dividends	$34,642	$25,220	$34,621	$26,777	$96,040	$73,381

Dividend Payout Ratio	61.06%	60.80%	93.42%	69.00%	72.43%	67.96%

	September 2017	September 2016	June 30 2017	March 31 2017
EOP Share Data:
Book Value Per Share	$31.09	$26.54	$30.85	$27.76
Tangible Book Value Per Share (non-GAAP) (1)	$16.47	$14.88	$16.19	$16.85

52-week High Common Stock Price	$49.35	$43.13	$49.35	$49.35
Date	12/12/16	11/09/15	12/12/16	12/12/16
52-week Low Common Stock Price	$31.70	$32.22	$35.91	$34.50
Date	09/07/17	02/11/16	07/06/16	06/27/16

EOP Shares Outstanding (Net of Treasury Stock):	104,983,126	76,439,173	104,946,351	81,151,257

Memorandum Items:

EOP Employees (full-time equivalent)	2,451	1,728	2,493	1,718

Note:
(1) Tangible Book Value Per Share:
Total Shareholders’ Equity (GAAP)	$3,263,843	$2,028,679	$3,237,421	$2,252,859
Less: Total Intangibles	(1,535,133)	(891,423)	(1,538,640)	(885,674)

Tangible Equity (non-GAAP)	$1,728,710	$1,137,256	$1,698,781	$1,367,185
÷ EOP Shares Outstanding (Net of Treasury Stock)	104,983,126	76,439,173	104,946,351	81,151,257
Tangible Book Value Per Share (non-GAAP)	$16.47	$14.88	$16.19	$16.85

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Three Months Ended	Year to Date
September 2017	September 2016	June 2017	March 2017	September 2017	September 2016
Selected Yields and Net Interest Margin:
Loans	4.61%	4.35%	4.38%	4.34%	4.46%	4.34%
Investment Securities	2.61%	2.87%	2.52%	2.84%	2.64%	2.96%
Money Market Investments/FFS	1.55%	0.54%	1.12%	0.87%	1.18%	0.53%
Average Earning Assets Yield	4.16%	3.94%	3.91%	3.85%	3.99%	4.00%
Interest-bearing Deposits	0.57%	0.42%	0.53%	0.45%	0.52%	0.42%
Short-term Borrowings	0.52%	0.42%	0.49%	0.54%	0.52%	0.38%
Long-term Borrowings	1.93%	1.29%	1.72%	1.52%	1.74%	1.24%
Average Liability Costs	0.73%	0.54%	0.66%	0.59%	0.67%	0.52%
Net Interest Spread	3.43%	3.40%	3.25%	3.26%	3.32%	3.48%
Net Interest Margin	3.65%	3.56%	3.44%	3.43%	3.52%	3.62%

Selected Performance Ratios:

Return on Average Common Equity	6.89%	8.10%	4.93%	6.98%	6.22%	7.73%
Return on Average Assets	1.19%	1.17%	0.82%	1.09%	1.03%	1.10%
Efficiency Ratio	51.27%	48.26%	63.44%	49.19%	55.10%	50.81%

September 2017	September 2016	June 2017	March 2017	December 2016
Selected Financial Ratios:
Loan / Deposit Ratio	94.70%	98.65%	95.86%	94.09%	95.78%
Allowance for Loan Losses/ Loans, Net of Unearned Income	0.57%	0.70%	0.54%	0.70%	0.70%
Allowance for Credit Losses (1)/ Loans, Net of Unearned Income	0.58%	0.71%	0.55%	0.71%	0.71%
Nonaccrual Loans / Loans, Net of Unearned Income	0.76%	0.74%	0.72%	0.87%	0.81%
90-Day Past Due Loans/ Loans, Net of Unearned Income	0.17%	0.11%	0.06%	0.06%	0.08%
Non-performing Loans/ Loans, Net of Unearned Income	1.28%	1.05%	1.15%	1.17%	1.10%
Non-performing Assets/ Total Assets	1.02%	0.99%	0.96%	1.02%	1.00%
Primary Capital Ratio	17.39%	14.58%	17.32%	15.68%	15.84%
Shareholders’ Equity Ratio	17.06%	14.14%	17.01%	15.26%	15.41%
Price / Book Ratio	1.19	x	1.42	x	1.27	x	1.52	x	1.68	x
Price / Earnings Ratio	17.20	x	17.40	x	26.34	x	22.13	x	23.24	x

Note:

(1)	Includes allowances for loan losses and lending-related commitments.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

				Three Months Ended		Year to Date
Mortgage Banking Data – George Mason:				September 2017	June 2017	September 2017
Applications				$1,064,000	$1,367,000	$2,431,000
Loans originated				858,625	786,318	1,644,943
Loans sold				$887,711	$710,097	$1,597,808
Purchase money % of loans closed				81%	87%	84%
Realized gain on sales and fees as a % of loans sold				2.75%	2.96%	2.84%
Net interest income				$(36)	$90	$54
Other income				19,936	22,393	42,329
Other expense				24,036	18,708	42,744
Income taxes				(1,332)	1,293	(39)
Net income				$(2,804)	$2,482	$(322)

Period End Mortgage Banking Data – George Mason:					September 2017	June 2017
Locked pipeline					$245,986	$387,710

Asset Quality Data:		September 2017	September 2016	December 2016	June 2017	March 2017
EOP Non-Accrual Loans		$100,016	$77,040	$83,525	$96,679	$90,596
EOP 90-Day Past Due Loans		22,249	11,387	8,586	8,489	6,714
EOP Restructured Loans (1)		46,132	21,308	21,152	49,037	24,028

Total EOP Non-performing Loans		$168,397	$109,735	$113,263	$154,205	$121,338

EOP Other Real Estate Owned		26,826	32,202	31,510	28,157	29,902

Total EOP Non-performing Assets		$195,223	$141,937	$144,773	$182,362	$151,240

	Three Months Ended				Year to Date
Allowance for Loan Losses:	September 2017	September 2016	June 2017	March 2017	September 2017	September 2016
Beginning Balance	$72,983	$72,448	$72,875	$72,771	$72,771	$75,726
Provision for Loan Losses	7,279	6,988	8,251	5,899	21,429	18,690

	80,262	79,436	81,126	78,670	94,200	94,416
Gross Charge-offs	(6,357)	(8,592)	(9,922)	(7,285)	(23,564)	(27,525)
Recoveries	1,021	1,813	1,779	1,490	4,290	5,766

Net Charge-offs	(5,336)	(6,779)	(8,143)	(5,795)	(19,274)	(21,759)

Ending Balance	74,926	72,657	$72,983	$72,875	74,926	72,657
Reserve for lending-related commitments	804	1,122	738	902	804	1,122

Allowance for Credit Losses (2)	$75,730	$73,779	$73,721	$73,777	$75,730	$73,779

Notes:

(1)	Restructured loans with an aggregate balance of $29,717, $10,697, $31,606, $11,522 and $11,106 at September 30, 2017, September 30, 2016, June 30, 2017, March 31, 2017 and December 31, 2016, respectively, were on nonaccrual status, but are not included in “EOP Non-Accrual Loans” above.
(2)	Includes allowance for loan losses and reserve for lending-related commitments.